Service Mark License Agreement
                         ------------------------------


                  SERVICE MARK  LICENSE  AGREEMENT,  dated as of  March 20, 1996 among each of Scudder, Stevens & Clark, Inc. ("Scudder"), American Association of Retired Persons ("AARP"), on the one hand, and each of AARP Cash Investment Funds, AARP Growth Trust, AARP Income Trust, and AARP Tax Free Income Trust (individually, a "Trust", and collectively, the "Trusts"), on the other hand.

                              W I T N E S S E T H :

                  WHEREAS, Scudder and AARP Financial Services Corp., a wholly-owned subsidiary corporation of AARP, are general partners of AARP/Scudder Financial Services Company (the "Partnership"), pursuant to a partnership agreement, dated as of October 9, 1984 (the "Partnership Agreement");

                  WHEREAS, Scudder, AARP and the Partnership have entered into an investment company service agreement, dated as of October 9, 1984 (the "Investment Company Service Agreement");

                  WHEREAS,   Scudder  and  each  Trust  have   entered  into  an
Investment Management Agreement dated as of February 1, 1994 (collectively, the "Management Agreements");

                  WHEREAS, Scudder has assigned all of its right, title and interest in the "Scudder" and "Scudder, Stevens & Clark" names and marks (hereinafter being referred to both individually and collectively as the "Scudder Marks"), to Scudder Trust Company ("STC"), a subsidiary of Scudder, which are now being used in connection with a wide variety of investment management and advisory services performed by Scudder and with investment company activities conducted by investment companies advised and managed by Scudder;
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                  WHEREAS, STC has granted an exclusive license to Scudder to use and sublicense the Scudder Marks;

                  WHEREAS, AARP is the owner of various service marks including but not limited to "The American Association of Retired Persons" and "AARP" (hereinafter being referred to both individually and collectively as the "AARP Marks"), which are now being used in connection with a wide variety of services sponsored by AARP and offered by AARP to its membership;

                  WHEREAS,  each of the Trusts  wishes to use the Scudder  Marks and AARP Marks in connection with its business as an investment company in connection with various financial services and financial products (the "Business") throughout the United States of America (the "Territory"), and is willing to comply with Scudder's and AARP's quality standards and other conditions hereinafter set forth; and

                  WHEREAS, Scudder and AARP are respectively willing to grant to each of the Trusts the non-exclusive right to use the Scudder Marks and AARP Marks upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, it is agreed as follows:

                                    ARTICLE I
                                    ---------

                  Subject to the conditions herein set forth, each of Scudder and AARP hereby grants to each of the Trusts a royalty-free, non-exclusive and non-transferable license to use, respectively, the Scudder Marks and AARP Marks as service marks in connection with the Business in the Territory. In the case of the Scudder Marks, the license granted herein is a sublicense as permitted by STC. The licenses granted hereby do not include the right to sub-license.



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

                                   ARTICLE II
                                   ----------

                  Each of the Trusts acknowledges the exclusive right of Scudder as exclusive licensee, and the exclusive ownership by STC and AARP, of the Scudder Marks and AARP Marks, respectively, and the validity of the Scudder Marks and AARP Marks and of any registrations obtained respectively by Scudder or AARP therefor. Each of the Trusts agrees that it will never contest, either directly or indirectly, the exclusive rights of Scudder as exclusive licensee, and exclusive ownership by STC and AARP, of the Scudder Marks or AARP Marks. To the extent, if any, that any rights to the Scudder Marks or AARP Marks might otherwise be deemed to accrue to any of the Trusts by operation of law by virtue of such Trust's use of the Scudder Marks or AARP Marks while this license shall be in effect (or for any other reason), it is hereby agreed that all such rights will revert respectively to STC and AARP on termination of this Agreement. Each of the Trusts agrees that it will not use or encourage its representatives, agents or shareholders to use any word or symbol confusingly similar to the Scudder Marks or AARP Marks or make use of the Scudder Marks or AARP Marks other than in accordance with the provisions of this Agreement. Each of the Trusts acknowledges that it has no rights in the Scudder Marks or AARP Marks or any goodwill associated therewith, other than those set forth herein. All uses to be made by the Trusts of the Scudder Marks and AARP Marks in the Territory shall inure to the benefit of STC and AARP, respectively.

                                   ARTICLE III
                                   -----------

                  All rights granted to each of the Trusts under this Agreement are subject to the condition that each of Scudder and AARP be reasonably satisfied at all times that such Trust is conforming to high standards of ethics, prudence and integrity in the operation of its business as an investment company and to such other reasonable standards and specifications as may be set



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

by Scudder and AARP, with respect to the Scudder Marks and AARP Marks, respectively, and communicated to each of the Trusts from time to time.


                                   ARTICLE IV
                                   ----------

                  Each of the Trusts shall use the Scudder Marks and AARP Marks only in accordance with recognized good service mark and trademark practice and shall not use them in such a manner as to affect adversely the validity of the registrations or applications for registration of the Scudder Marks or AARP Marks, as the case may be, or the exclusive rights of Scudder as exclusive licensee, or exclusive ownership by STC and AARP thereof or so as to depreciate the goodwill attached thereto. Each of the Trusts agrees that it shall at its expense include notices of the rights of STC and AARP, respectively, to the Scudder Marks or AARP Marks or any other information or notices that may be required by law or by Scudder or AARP on any document or other item bearing any of the Scudder Marks or AARP Marks over which such Trust has control. Each of the Trusts agrees at its expense to take all measures which Scudder or AARP may require to avoid any confusion of the Scudder Marks or AARP Marks with any other trademarks or service marks owned or used by such Trust.

                  Each of the Trusts shall submit to Scudder and AARP, respectively, upon their written request, free of charge, and in the manner specified by them, representative samples of any agreements, stationery, forms, advertisements, brochures, documents or any other items of any nature whatsoever which bear any of the Scudder Marks or AARP Marks and which are used by such Trust.

                                    ARTICLE V
                                    ---------

                  Each of the Trusts shall promptly notify Scudder or AARP, as the case may be, of any charge of service or trademark infringement, unfair trade competition or service or trademark dilution made against such Trust or


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

its representatives as the result of the use respectively of the Scudder Marks or AARP Marks licensed herein, and Scudder or AARP, as the case may be, will assume the defense and expense of proceedings pursuant to any such charge. Each of the Trusts agrees to cooperate with Scudder and AARP in any such proceedings, including without limitation, allowing Scudder or AARP, as the case may be, to carry on litigation in such Trust's name on behalf of Scudder or AARP, as the case may be.

                                   ARTICLE VI
                                   ----------

                  Each of Scudder and AARP may assign its respective rights and obligations under this Agreement with respect to any or all of the Scudder Marks or AARP Marks to any party to which it assigns, respectively, any of its rights in the Scudder Marks or AARP Marks. No Trust shall assign any of its respective rights or obligations under this Agreement, and any attempt to assign shall be void.

                                   ARTICLE VII
                                   -----------

                  This Agreement shall terminate upon the termination of any of the Management Agreements, the Partnership Agreement or the Investment Company Service Agreement, or if STC terminates Scudder's license to the Scudder Marks. Each of the Trusts, within 60 days after receipt of notice of any such termination, unless otherwise agreed to by Scudder as to the Scudder Marks or by AARP as to the AARP Marks, shall cease making any further use of any of the Scudder Marks or AARP Marks or any mark confusingly similar thereto and shall, at its expense, delete the Scudder Marks and AARP Marks from all media, including forms, advertisements, stationery, brochures and documents, in which they appear, within such 60 day period.

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

                                  ARTICLE VIII
                                  ------------

                  Neither of Scudder or AARP makes any warranties in connection with the Scudder Marks or AARP Marks. Each of Scudder and AARP in its sole discretion may cease its use of, and terminate its rights to, one or more of, respectively, the Scudder Marks or AARP Marks without penalty, and each of Scudder and AARP agree to promptly notify each of the Trusts of its respective intention to do so. Each of Scudder and AARP in its sole discretion may adopt new service marks.

                                   ARTICLE IX
                                   ----------

                  This Agreement shall be governed by the laws of the State of New York. The parties hereto agree that all matters of dispute that are to be settled by litigation, negotiation or arbitration at any time by reason of the terms of this Agreement shall be negotiated, tried, litigated, conducted and/or arbitrated, as the case may be, in New York, New York.

                                    ARTICLE X
                                    ---------

                  This instrument shall constitute the entire agreement between the parties with respect to the use of the Scudder Marks and AARP Marks. Modifications of this Agreement may be effected only by a written instrument signed by all parties.

                  IN WITNESS WHEREOF, Scudder, AARP and each of the Trusts have caused this Agreement to be executed by their duly authorized officers or representatives.


                                             SCUDDER, STEVENS & CLARK, INC.



                                             By /s/David S. Lee
                                               Title: Managing Director


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

                                         AMERICAN ASSOCIATION OF RETIRED PERSONS


                                         By /s/Horace B. Deets
                                                  Horace B. Deets
                                           Title: Executive Director


                                        AARP CASH INVESTMENT FUNDS


                                        By /s/Linda C. Coughlin
                                          Title: President


                                        AARP GROWTH TRUST


                                        By /s/Linda C. Coughlin
                                          Title: President


                                        AARP INCOME TRUST


                                        By /s/Linda C. Coughlin
                                          Title: President


                                        AARP TAX FREE INCOME TRUST


                                        By /s/Linda C. Coughlin
                                          Title: President



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